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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 17, 2009

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MTR GAMING GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	7990 (Primary Standard Industrial Classification Code Numbers)	84-1103135 (IRS Employer Identification Number)

STATE ROUTE 2, SOUTH
P.O. BOX 356
CHESTER, WEST VIRGINIA 26034
(304) 387-8000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

ROBERT F. GRIFFIN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
MTR GAMING GROUP, INC.
STATE ROUTE 2, SOUTH
P.O. BOX 356
CHESTER, WEST VIRGINIA 26034
(304) 387-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

ROBERT L. RUBEN, ESQ.
EDWARD A. FRIEDMAN, ESQ.
RUBEN & ARONSON, LLP
4800 MONTGOMERY LANE, SUITE 150
BETHESDA, MD 20814
(301) 951-9696

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Shares of common stock, $.00001 par value per share	18,000,000	$1.65	$29,700,000	$1,657.26

(1)
Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the NASDAQ Stock Market, Inc. on November 12, 2009, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 16, 2009

PROSPECTUS

18,000,000 Shares
of
Common Stock

        We may offer and sell from time to time up to 18,000,000 shares of our common stock offered by this prospectus. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms and amounts of the common stock of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "MNTG." On November 12, 2009, the closing price of our common stock was $1.70.

        Investing in our common stock involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See "Risk Factors" on page 4 of this prospectus.

        We may sell shares of our common stock to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. An applicable prospectus supplement, which we will provide each time we offer our shares of common stock, will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, and any related fees, commissions or discount arrangements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 20      .

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time shares of our common stock. This prospectus provides you with a general description of our common stock. Each time we offer our common stock under this registration statement, in addition to this prospectus we will provide a prospectus supplement that will describe the specific terms and contain information of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading "Information Incorporated by Reference."

        The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our common stock. That registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room, as discussed below under the heading "Where You Can Find More Information."

        You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        We may sell our common stock to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of shares of our common stock. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our common stock, and any related fee, commission or discount arrangements. See "Plan of Distribution."

        The terms "MTR Gaming Group," "MTR," the "Company," "our," "us" and "we," as used in this prospectus, refer to MTR Gaming Group, Inc. and its wholly-owned subsidiaries, except where it is clear that the term refers only to MTR Gaming Group, Inc.

MTR GAMING GROUP, INC.

        We are a leading regional operator of middle-market casinos and horseracing tracks. We own the Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. We consider these three properties, which are located in contiguous states, to be our core assets.

        Beginning in 2008, we have focused on transforming MTR's strategic and operating plan from development and expansion to operational excellence at our core properties. As part of that plan, we have divested certain assets (including Binion's Gambling Hall & Hotel in Las Vegas, Nevada and the Ramada Inn & Speedway Casino in North Las Vegas, Nevada), ceased operations (a racetrack in Jackson, Michigan) and relinquished interests in other assets (North Metro Harness Initiative, LLC in Minnesota) in order to focus on our core assets and to reduce our indebtedness. As part of our corporate transformation, we have assembled a new management team with significant experience in gaming operations and have undertaken several cost-cutting initiatives. Since November 2008, we have eliminated significant recurring expenses.

        The address of our principal offices is State Route 2, South, Box 356, Chester, West Virginia 26034. Our telephone number is (304) 387-8000. Our website address is www.mtrgaming.com. None of the information on our website or on the websites of any of our subsidiaries or properties constitutes part of this prospectus.

FORWARD-LOOKING STATEMENTS

        We make "forward-looking statements" throughout this prospectus. Whenever you read a statement that is not solely a statement of historical fact (such as when we use words such as "believe," "expect," "anticipate," "estimate," "intend," "plan," "will," "would," "could," "likely" and other similar words, phrases or statements), you should understand that our expectations may not be correct, although we believe they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking information contained in this prospectus is generally located under the headings "Summary," "Risk Factors," "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our strategies, plans, objectives and expectations for future operations and are based upon management's reasonable beliefs or estimates of future results or trends. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

        Specific factors that might cause actual results to differ from our expectations or might cause us to modify our plans or objectives include, but are not limited to:

  •
  changes in, or failure to comply with, laws, regulations or the conditions of our West Virginia and Pennsylvania gaming licenses (or the failure to obtain renewals thereof), accounting standards or environmental laws (including adverse changes in the rates of taxation on gaming revenues) and delays in regulatory licensing processes;

  •
  competitive and general economic conditions in our markets, including the impact of the Rivers Casino, which opened in August of 2009 in downtown Pittsburgh, Pennsylvania and implementation of casino gaming in Cleveland and Columbus, Ohio, which was approved on November 3, 2009 by referendum;

  •
  the enactment of future gaming legislation in the jurisdictions in which we operate our casinos or in competing jurisdictions, particularly the recent developments regarding casino gaming in Cleveland and Columbus, Ohio, video lottery terminals at racetracks in Ohio and table games at casinos in Pennsylvania;

  •
  the success and growth of table gaming at our West Virginia casino;

  •
  the success of non-taxable promotional credits (commonly referred to as "free play") at our West Virginia casino;

  •
  construction factors relating to maintenance and expansion of operations;

  •
  general economic and market conditions;

  •
  volatility and disruption of the capital and credit markets;

  •
  dependence on our West Virginia and Pennsylvania casinos for the majority of our revenues and cash flows;

  •
  dependence upon key personnel and the ability to attract new personnel;

  •
  the ability to retain and attract customers;

  •
  weather or road conditions limiting access to our properties;

  •
  our substantial indebtedness;

  •
  the ability to refinance existing debt, or obtain additional financing, if and when needed, and the impact of leverage and debt service requirements;

  •
  certain covenants in our debt documents;

  •
  the integration and performance of acquired businesses;

  •
  the effect of war, terrorism, natural disasters and other catastrophic events;

  •
  the effect of disruptions to our systems and infrastructure; and

  •
  the other factors as set forth under "Risk Factors."

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. Any forward-looking statement speaks only as of the date on which that statement is made. The Company does not intend to update publicly any forward- looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

RISK FACTORS

        Investing in our common stock involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2008, as amended on Form 10-K/A, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of common stock. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, without limitation, improving our existing facilities and expanding them in the event additional forms of gaming are permitted at our facilities in the future. Pending the application of the net proceeds, we expect to invest the net proceeds in cash, cash equivalents, and other instruments permitted by the various agreements evidencing our indebtedness.

 PLAN OF DISTRIBUTION

        We may sell the common stock offered by this prospectus in any one or more of the following ways from time to time:

  •
  to or through one or more underwriters, brokers or dealers;

  •
  through agents to investors or the public;

  •
  through put or call option transactions relating to our common stock;

  •
  directly to agents or other purchasers;

  •
  though a combination of any such methods of sale; or

  •
  through any other method described in the applicable prospectus supplement.

        The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

  •
  the names of any underwriters, dealers or agents;

  •
  the purchase price of the common stock and the proceeds to us from the sale;

  •
  any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

  •
  any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

  •
  any delayed delivery arrangements;

  •
  any public offering price;

  •
  any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers;

  •
  any securities exchange or market on which the common stock offered in the prospectus supplement may be listed; or

  •
  we may also sell the common stock offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the "Securities Act"), to or through a market maker or into an existing trading market, on an exchange or otherwise.

        If we use underwriters for a sale of common stock, the underwriters will acquire the common stock for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of common stock hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the common stock will be subject to certain conditions. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or pay to dealers.

        In connection with an offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of common stock in excess of the amount of common stock to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of common stock made for the purpose of preventing or slowing a decline in the market price of the common stock while the offering is in progress. Any of these activities may have the effect of preventing or slowing a decline in the market price of the common stock being offered. They may also cause the price of the common stock being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        If dealers are used for the sale of common stock, we, or an underwriter, will sell the common stock to them as principals. The dealers may then resell those shares of common stock to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.

        We may also sell the common stock through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the common stock directly in transactions not involving underwriters, dealers or agents.

        We may sell the common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

        Underwriters, dealers and agents that participate in the distribution of the common stock may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the common stock may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.

        Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.

        We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.

        Under the securities laws of some states, the common stock offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the common stock by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the common stock offered hereby to the broker-dealers, who may then resell or otherwise transfer that common stock. We may also loan or pledge the common stock offered hereby to a broker-dealer and the broker-dealer may sell the common stock offered hereby so loaned or upon a default may sell or otherwise transfer the pledged common stock offered hereby.

DESCRIPTION OF COMMON STOCK

        The following is a brief description of the terms governing our common stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, and our amended by-laws, copies of which have been filed with the SEC and are also available upon request from us.

General

        The Company is currently authorized to issue 50,000,000 shares of Common Stock, par value $.00001 per share. As of November 9, 2009, there were 27,475,260 shares of Common Stock issued and outstanding. As of November 11, 2009 there were approximately 823 stockholders of record of the Company's Common Stock.

        As of November 9, 2009, a total of 1,309,500 shares of Common Stock were reserved for issuance pursuant to outstanding options of the Company. A majority of the outstanding shares of the Company's Common Stock entitled to vote, represented in person or by proxy (and in no event less than 33 1/3 percent of the outstanding shares of the Company's Common Stock) shall constitute a quorum, and at any meeting at which a quorum is present the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number is required by Delaware law or the Company's Certificate of Incorporation. Only those stockholders of record as of the record date, which may be fixed not more than 60 nor less than 10 days before the meeting, or stockholder action in lieu of a meeting, are entitled to vote on the subject matter before the stockholders. In most cases, if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting constitutes an act of the stockholders. Consequently, the holders of one share more than one-quarter of the outstanding Common Stock could exercise effective control over the Company. The affirmative vote of a majority of all outstanding shares entitled to vote, however, is required to amend the Company's Certificate, as well as to accomplish certain other matters.

        All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share of Common Stock they own at any stockholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders. The Company's credit agreements and related or similar facilities restrict the payment of dividends to stockholders without the lender's consent. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock of the Company does not have cumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% would not be able to elect any directors.

Anti-Takeover Provisions

        The provisions of Delaware law and of our amended and restated certificate of incorporation and amended by-laws discussed below could discourage or make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. Our Board of Directors believes that these charter provisions are appropriate to protect our interests and the interests of our stockholders. A summary of these provisions is set forth below. This summary does not purport to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law and our amended and restated certificate of incorporation and our amended by-laws.

        We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

        The Company's Certificate has two significant anti-takeover provisions. Pursuant to Article VI of the Certificate, any "Acquisition Proposal" (defined therein as a proposal by any person to (i) make a tender offer or exchange offer for any equity securities of the Company, (ii) merge or consolidate the Company with another corporation, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company), requires the Board to scrutinize such Acquisition Proposal within certain guidelines. Specifically, the Certificate states that the Board, in exercising its judgment with respect to the best interests of the Company, is authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

  (1)
  the interests of the Company's stockholders;

  (2)
  whether the proposed transaction might violate federal or state laws, or affect the Company's ability to obtain required licenses;

  (3)
  the consideration being offered in the proposed transaction, in relation not only to the then current market price for the outstanding capital stock of the Company, but also to the market price for the capital stock of the Company over a period of years, the estimated price that might be achieved in a negotiated sale of the Company as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices, and the Company's financial condition and future prospects; and

  (4)
  the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Company, and the communities in which the Company conducts its business.

        The Certificate requires a supermajority of 80% of the outstanding shares of the Company entitled to vote in the election of directors to amend or repeal this provision.

        In addition to this provision relating to the Board's response to a takeover offer, in response to regulatory requirements of certain gaming authorities requiring approval of persons who acquire 5% or more of the Company's voting stock, Article VII of the Certificate provides the Company with the right to redeem any shares acquired on the open market or otherwise. Specifically, the Certificate prohibits any Person (a natural person or entity) from becoming the Beneficial Owner (as defined in conformance with Rule 13d-3 of the Exchange Act) of five percent (5%) or more of the Company's Common Stock unless such person agrees in writing delivered to the Company at its registered office to:

  (1)
  provide to the Gaming Authorities (defined in the Certificate as any governmental authority regulating any form of gaming which has jurisdiction over the Company or its subsidiaries) information regarding such Person, including, without limitation, information regarding other gaming related activities of such Person and financial statements and disclosures, in such form, and with such updates, as may be requested and/or required by any Gaming Authority;

  (2)
  respond to written and/or oral questions and inquiries that may be propounded by any Gaming Authority; and

  (3)
  consent to the performance of any personal background investigation that may be required by any Gaming Authority, including, without limitation, an investigation of any criminal record and/or alleged criminal activity of such Person.

        Notwithstanding such provisions, any and all issued and outstanding shares of Common Stock held or otherwise owned by a Disqualified Holder (defined in the Certificate as any Beneficial Owner of shares of Common Stock, or its subsidiaries, whose holding of Common Stock may result, in the judgment of the Board, in (i) the denial, loss or non-reinstatement of any license or franchise from any governmental agency applied for or held by the Company or any subsidiary to conduct any portion of the proposed or actual business of the Company or any subsidiary, which license or franchise is conditioned upon some or all of its holders of Common Stock meeting certain criteria, or (ii) the disapproval, modification, or non-renewal of any contract under which the Company or any of its subsidiaries has sole or shared authority to manage any gaming operations) shall be subject to repurchase (such securities being defined as the "Repurchase Securities") by the Company at any time at the sole discretion of the Company by action of the Board. The terms and conditions of such repurchase provided for by the Certificate are as follows:

  (1)
  the repurchase price of the Repurchase Securities to be repurchased pursuant to such provision shall be an amount equal to the Fair Market Value (defined as the average closing price as quoted on Nasdaq for the 20 days preceding the repurchase) of such Repurchase Securities or such other repurchase price as required by either the DGCL, any state law applicable to the determination that a Beneficial Owner is a Disqualified Holder or applicable federal law;

  (2)
  the repurchase price of such Repurchase Securities may be paid in cash, or Corporation Debt Securities (defined as any debt securities of the Company which comprise all or a portion of the repurchase price), or any combination thereof;

  (3)
  if less than all of the Repurchase Securities held or otherwise owned by one or more Disqualified Holders are to be repurchased, the Repurchase Securities to be repurchased shall be selected in such manner as shall be determined by the Company's Board in their sole discretion, which may include selection of the most recently acquired Repurchase Securities, selection of Repurchase Securities by lot, or selection of Repurchase Securities in such other manner as shall be determined by the Company's Board;

  (4)
  at least ten (10) days' written notice of the Repurchase Date shall be given to the Beneficial Owner (and the record holder if such Person is not the Beneficial Owner) of the Repurchase Securities selected to be repurchased unless notice is waived in writing by any such holder) provided that the Repurchase Date may be the date on which written notice is given if the cash or Corporation Debt Securities necessary to effect the repurchase shall have been deposited in trust for the benefit of such record holder and subject to immediate withdrawal upon surrender of the certificates for the Repurchase Securities to be repurchased;

  (5)
  from and after the Repurchase Date or such earlier date as mandated by either the DGCL, any state law applicable to the determination that a Beneficial Owner is a Disqualified Holder or applicable federal law, any and all rights of whatever nature which may be held by the Beneficial Owners of Repurchase Securities selected for repurchase (including, without limitation, any rights to vote or participate in dividends declared on securities of the same class or series as such Repurchase Securities), shall cease and terminate and such Beneficial

    Owners shall thenceforth be entitled only to receive the cash or Corporation Debt Securities payable upon repurchase; and

  (6)
  such other terms and conditions as the Board shall determine.

        All securities subject to this restriction bear a restrictive legend stating the fact that such securities are subject to the repurchase option of the Company and may not be transferred other than in accordance with the Certificate.

        Our amended by-laws establish an advance notice procedure for our stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of our stockholders. Such stockholder notice procedure provides that only persons who are nominated by, or at the direction of, our Board of Directors or its Chairman, or as expressly permitted by our amended by-laws, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as our directors. The stockholder notice procedure also provides that at an annual meeting only such business may be conducted as has been brought before the meeting by, or at the direction of, our Board of Directors or its Chairman or by a stockholder who has given timely written notice to our Secretary of such stockholder's intention to bring such business before such meeting. Under the stockholder notice procedure, if a stockholder desires to submit a proposal or nominate persons for election as directors at an annual meeting, the stockholder must submit written notice to the Company not less than 90 days nor more than 120 days prior to the first anniversary of the previous year's annual meeting. In addition, under the stockholder notice procedure, a stockholder's notice to the Company proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors must contain certain specified information. If the chairman of a meeting determines that business was not properly brought before the meeting, in accordance with the stockholder notice procedure, such business shall not be discussed or transacted.

        Our amended by-laws provide that our Board of Directors will consist of nine directors. The number of directors may be increased or decreased at any time by amendment of our by-laws but no decrease shall have the effect of shortening the term of any incumbent director. Directors are removable in the manner provided by the General Corporation law of Delaware. Further, our amended by-laws authorize our Board of Directors to elect additional directors under specified circumstances and fill any vacancies that occur in our Board of Directors by reason of death, resignation, removal, or otherwise. A director so elected by our Board of Directors to fill a vacancy or a newly created directorship holds office from the unexpired term of his predecessor in office and until his successor is elected and qualified or until his earlier death, resignation or removal. Our amended and restated certificate of incorporation and amended bylaws also provide that directors may be removed only for cause and only by the affirmative vote of holders of a majority of the combined voting power of the then outstanding stock of MTR. The effect of these provisions is to preclude a stockholder from removing incumbent directors without cause and simultaneously gaining control of our Board of Directors by filling the vacancies created by such removal with such stockholder's own nominees.

Dividends

        The holders of our common stock are entitled to dividends, if any, as our Board of Directors may declare from time to time from funds legally available for that purpose, subject to certain restrictions included, and as may be included from time to time, in the Company's credit agreements and related or similar facilities.

Availability of Shares of Capital Stock for Future Issuance

        The availability of shares of Common Stock for issuance without further action by stockholders could be viewed as enabling the Board of Directors to make more difficult a change in control of the

Company, including by issuing warrants or rights to acquire shares of Common Stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals and by issuing shares to dilute or deter stock ownership of persons seeking to obtain control of the Company. The Company has no present plans to issue any additional shares of Common Stock, other than as contemplated under the Company's existing and future employee benefit plans.

Miscellaneous

        Holders of our common stock have no preemptive, conversion, redemption or sinking fund rights. The outstanding shares of our common stock are, and the shares of common stock to be offered hereby when issued will be, validly issued, fully paid and non-assessable.

NASDAQ Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "MNTG."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company and its address and telephone number are 7 Battery Place South, 8th Floor, New York, NY 10004-1123 and (212) 509-4000, respectively.

LEGAL MATTERS

        The validity of our common stock offered hereby will be passed upon for us by Ruben & Aronson, LLP, Bethesda, Maryland. Members of Ruben & Aronson, LLP, own in the aggregate 135,725 shares of MTR's common stock.

EXPERTS

        The consolidated financial statements of MTR Gaming Group, Inc. appearing in MTR Gaming Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2008 (including the schedule appearing therein), and the effectiveness of MTR Gaming Group, Inc.'s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy and information statements and other information with the Securities and Exchange Commission. Copies of these materials may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is http://www.sec.gov. We maintain a website at www.mtrgaming.com. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus or any prospectus supplement.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed "filed" with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

  1.
  our Annual Report on Form 10-K and Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2008;

  2.
  our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 ;

  3.
  our Current Reports on Form 8-K filed on January 6, 2009, March 12, 2009, May 7, 2009, May 11, 2009, June 22, 2009, July 15, 2009, July 16, 2009, July 27, 2009, August 12, 2009, October 2, 2009, October 6, 2009, October 8, 2009, October 13, 2009, November 5, 2009, and November 13, 2009; and

  4.
  the description of our common stock contained in our registration statement on Form 8-A dated August 6, 1992, including any amendment or report filed for the purpose of updating such description.

        We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

MTR Gaming Group, Inc.
State Route 2 South
P.O. Box 356
Chester, WV 26034
(304) 387-8000
Attention: Chief Financial Officer

18,000,000 Shares

of

Common Stock

PROSPECTUS

                                    , 20

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated expenses in connection with the issuance and distribution of up to 18,000,000 shares of our common stock registered under this registration statement, other than any underwriting discounts and commissions. All amounts, except the SEC registration fee, are estimates.

SEC registration fee	$1,657.26
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Transfer agent and registrar fees and expenses		(1)
Stock exchange listing fees		(1)
Printing and engraving expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

(1)
These fees will be dependent on the number and amount of offerings under this registration statement and, therefore, cannot be estimated at this time. In accordance with Rule 430B, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

        The Company's Certificate of Incorporation and Bylaws are consistent with Section 145. The Certificate provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: i) for any breach of the director's duty of loyalty to the corporation or its stockholders, ii) for acts and omissions not in good faith or which involve intentional misconduct or knowing violation of the law; iii) for acts for specified in Title 8, Section 174 of the DGCL, or iv) for which the director derived an improper personal benefit.

        In addition to the Certificate, the Company's By-laws provide indemnification (the "Indemnity Provisions") for any person who is or was a party to any threatened, pending or completed action, suit, or proceeding whether civil, criminal, administrative, arbitrative, investigative procedure by reason of the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or served in such capacity with another entity at the Company's request (such persons are defined as an "Indemnified Party" or "Indemnified Parties"). With respect to third party actions, the Indemnity Provisions represent the Company's commitment to indemnify based on such persons incurring expenses (including legal fees) judgments, fines, excise taxes, and amounts paid in settlement based on civil or criminal matters. In the case of a civil matter, the Indemnified Parties must have acted in good faith and in a manner reasonably believed by that person to be in or not opposed to the best interests of the Company. With respect to a criminal matter, the person must have had no reasonable cause to believe that the conduct was unlawful.

        With respect to derivative actions, Indemnified Parties are entitled to indemnification for any and all expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the settlement or defense of such actions. The Indemnified Party must show that he or she acted in good faith and a manner reasonably believed by that person to be in or not opposed to the best interests of the Company, except that no indemnification shall be available if such person has been adjudged liable for negligence or misconduct in performing his or her duties to the Company, unless the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnification for the expenses the court deems proper. Nonetheless, if the Indemnified Party is successful on the merits or otherwise, he or she need not show that the applicable standard of conduct was met. If not successful on the merits, any indemnification may only be made if the Indemnified Party applies to the Company for indemnification and (i) a majority vote of a quorum of the Board, or (ii) if a quorum is not available or even if obtainable, or if a quorum of disinterested directly so directs, by independent legal counsel in a written opinion, or (iii) by vote of the stockholders of the Company.

        With respect to both derivative actions and third party actions, the Indemnity Provisions also provide for the advancement of expenses, including actual and reasonable attorneys' fees, incurred in defending or investigating any action, suit, proceeding or claim, subject to a written affirmation by the Indemnified Party or person requesting an advance for such Indemnified Party that he or she has met the applicable standard of conduct and that he or she will repay such advance if it is ultimately determined that he or she did not meet the applicable standard of conduct.

        Notwithstanding the foregoing, the Company has discretion to impose as conditions to any of the Indemnification Provisions, such requirements as may appear appropriate in the specific case including but not limited to: a) that any counsel representing the person be mutually acceptable to the Company and the Indemnified Party, b) that the Company has the right to assume control of the defense of such Indemnified Party, and c) that the Company shall be subrogated to the extent of any payments made by way of indemnification to all of such Indemnified Party's right of recovery, and do everything necessary to assure such rights of subrogation to the Company.

        The rights of Indemnified Parties under the Indemnity Provisions are not exclusive of any other rights Indemnified Parties may have under the Certificate, any agreement, vote of stockholders, vote of disinterested directors, any liability insurance policies or otherwise. The Company currently maintains a Directors and Officers liability insurance policy with coverage of $50,000,000. Although the Company believes the policy and its coverage limits to be adequate, the policy may not provide coverage in all circumstances in which the Company's directors and officers are entitled to indemnification and may not cover the Company's total liability to its directors and officers even in cases where coverage is provided.

        We have obtained a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense.

        We believe that the foregoing policies and provisions of our restated certificate of incorporation, as amended, and amended and restated by-laws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

        The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filing under the Securities Act or the Exchange Act as indicated in parentheses:

EXHIBIT NO.	ITEM TITLE
3.1	Restated Certificate of Incorporation for Winner's Entertainment, Inc. dated August, 17, 1993 (incorporated by reference to our Form 10-K for the fiscal year ended December 31, 1993).
3.2	Amended By Laws (incorporated by reference to our report on Form 10-K filed March 16, 2009).
3.3	Certificate of Amendment of Restated Certificate of Incorporation of Winner's Entertainment, Inc. dated October 10, 1996 (incorporated by reference to our report on Form 8-K filed November 1, 1996).
4.1	Excerpt from Common Stock Certificates (incorporated by reference to our report on Form 10-K filed March 30, 2001).
5.1	Opinion of Counsel to the Company, dated November 16, 2009.(1)
23.1	Consent of Ernst & Young LLP.(1)
23.2	Consent of Counsel to MTR Gaming Group, Inc. (included in Exhibit 5.1).
24.1	Power of Attorney. (Included on the Signature page)

(1)
Filed herewith

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or date of the first sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (8)   The undersigned hereby undertakes that:

            (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

           (ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chester, West Virginia on the 16th day of November, 2009.

MTR GAMING GROUP, INC.
By:	/s/ ROBERT F. GRIFFIN Robert F. Griffin President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Griffin and Robert A. Blatt, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT F. GRIFFIN Robert F. Griffin	President and Chief Executive Officer (Principal Executive Officer)	November 16, 2009
/s/ DAVID R. HUGHES David R. Hughes	Corporate Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2009
/s/ JOHN W. BITTNER, JR. John W. Bittner, Jr.	Executive Vice President of Finance and Accounting (Principal Accounting Officer)	November 16, 2009
/s/ JEFFREY P. JACOBS Jeffrey P. Jacobs	Chairman	November 16, 2009
/s/ ROBERT A. BLATT Robert A. Blatt	Vice Chairman	November 16, 2009

Signature	Title	Date

/s/ JAMES V. STANTON James V. Stanton	Director	November 16, 2009
/s/ RICHARD DELATORE Richard Delatore	Director	November 16, 2009
/s/ STEVEN M. BILLICK Steven M. Billick	Director	November 16, 2009
/s/ RAYMOND K. LEE Raymond K. Lee	Director	November 16, 2009
/s/ STANLEY R. GOROM III Stanley R. Gorom III	Director	November 16, 2009